EXHIBIT 99.1

ALIGN TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31, 2004	March 31, 2003
Revenues	$39,205	$22,960
Cost of revenues	13,393	11,924

Gross profit	25,812	11,036

Operating expenses:
Sales and marketing	13,272	10,630
General and administrative	8,277	7,894
Research and development	3,346	2,985

Total operating expenses	24,895	21,509

Profit (loss) from operations	917	(10,473)
Interest and other income (expense), net	(227)	(197)
Provision for income taxes	(133)	(1)

Net profit (loss)	$557	$(10,671)

Net profit (loss) per share - basic	$0.01	$(0.19)

Weighted-average shares used in computing basic net profit (loss) per share	59,091	57,189

Net profit (loss) per share - diluted	$0.01	$(0.19)

Weighted-average shares used in computing diluted net profit (loss) per share	64,559	57,189

ALIGN TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$47,816	$44,939
Restricted cash	352	439
Marketable securities, short-term	80	2,292
Accounts receivable, net	23,256	21,265
Inventories, net	1,272	1,395
Deferred costs	1,015	939
Other current assets	5,321	5,845

Total current assets	79,112	77,114
Property and equipment, net	22,586	23,121
Other long-term assets	2,006	1,967

Total assets	$103,704	$102,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,307	$3,095
Accrued liabilities	16,216	19,180
Deferred revenue	13,067	13,113
Debt obligations, current portion	1,994	1,989

Total current liabilities	33,584	37,377
Debt obligations, long-term portion	1,250	1,667
Capital lease obligations, net of current portion	98	182

Total liabilities	34,932	39,226
Total stockholders’ equity	68,772	62,976

Total liabilities and stockholders’ equity	$103,704	$102,202

ALIGN TECHNOLOGY, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit (loss), which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit (loss) gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net profit (loss) prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended
(in thousands, except per share data)	March 31, 2004	March 31, 2003
Revenues	$39,205	$22,960
Cost of revenues	12,995	11,203

Gross profit	26,210	11,757

Operating expenses:
Sales and marketing	12,978	10,002
General and administrative	7,122	5,202
Research and development	2,976	2,252

Total operating expenses	23,076	17,456

Profit (loss) from operations	3,134	(5,699)
Interest and other income (expense), net	(227)	(197)
Provision for income taxes	(133)	(1)

Net profit (loss)	$2,774	$(5,897)

Net profit (loss) per share - basic	$0.05	$(0.10)

Weighted-average shares used in computing basic net profit (loss) per share	59,091	57,189

Net profit (loss) per share - diluted	$0.04	$(0.10)

Weighted-average shares used in computing diluted net profit (loss) per share	64,559	57,189

See Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) on Next Page

ALIGN TECHNOLOGY, INC.

RECONCILIATION OF GAAP NET PROFIT (LOSS) TO ADJUSTED NON-GAAP NET PROFIT (LOSS)

(unaudited)

	Three Months Ended
(in thousands)	March 31, 2004	March 31, 2003
Calculation of non-GAAP net profit (loss) excluding special items:
Net profit (loss)	$557	$(10,671)
Items:
Stock-based compensation expense included in: (1)
- cost of revenues	398	721
- sales and marketing	294	628
- general and administrative	1,155	2,185
- research and development	370	733
Restructuring costs included in general and administrative: (2)	—	507

Non-GAAP net profit (loss) excluding special items	$2,774	$(5,897)

(1)	Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees. Stock-based compensation expense also includes the accelerated vesting of options to several employees in connection with severance packages.

(2)	Restructuring costs represent restructuring charges for the remainder of our indirect operational activities related to the transition of operations from the United Arab Emirates and Pakistan to Costa Rica during the first quarter of 2003.